Exhibit 99.1

Backblaze Announces Proposed Private Offering of $150 Million of Convertible Senior Notes

SAN FRANCISCO, Calif.--(BUSINESS WIRE)-- Backblaze, Inc. (Nasdaq: BLZE), the storage platform powering AI and data-intensive workloads, today announced that it intends to offer, subject to market and other conditions, $150 million aggregate principal amount of Convertible Senior Notes due 2031 (the "Notes") in a private offering (the "Offering") to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Backblaze also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of the Notes, solely to cover over-allotments, if any.

The Notes will be senior, unsecured obligations of Backblaze. The Notes will be convertible into cash, shares of Backblaze's Class A common stock or a combination thereof, at Backblaze's election. The interest rate, initial conversion rate and other terms of the Notes are to be determined upon pricing of the Offering.

Backblaze intends to use a portion of the net proceeds from the Offering to pay the cost of the capped call transactions described below. Backblaze intends to use the remainder of the net proceeds from the Offering for general corporate purposes, including capital expenditures.

In connection with the pricing of the Notes, Backblaze expects to enter into one or more privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the "Option Counterparties"). The capped call transactions are expected generally to reduce the potential dilution to Backblaze’s Class A common stock upon any conversion of the Notes and/or to offset any cash payments Backblaze is required to make in excess of the principal amount of the converted Notes, as the case may be, upon any conversion of Notes, with such reduction and/or offset subject to a cap.

Backblaze expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase shares of Backblaze's Class A common stock and/or enter into various derivative transactions with respect to Backblaze's Class A common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Backblaze's Class A common stock or the Notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of Backblaze's Class A common stock or other securities of Backblaze in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes or following any repurchase of the Notes by Backblaze in connection with any redemption or fundamental change). This activity could also cause or avoid an increase or a decrease in the market price of Backblaze's Class A common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Class A common stock and value of the consideration that holders of the Notes will receive upon conversion of the Notes

BofA Securities, Inc. is acting as lead bookrunner for the Offering.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Backblaze's Class A common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Backblaze

Backblaze is the object storage layer powering AI infrastructure and data-intensive workloads at scale. Built over two decades, the company has leveraged hardware, software, and operational innovation into a platform that delivers the performance and economics the AI era demands—without lock-in. Today, more than 500,000 customers trust Backblaze to move and store the data powering their businesses, reaching hundreds of millions of end users across 175 countries. For more information, visit www.backblaze.com.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, the intended use of proceeds. These statements reflect Backblaze’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Backblaze’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Quarterly Report on Form 10-Q filed by the Company on August 3, 2026, as such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.backblaze.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors Contact
Mimi Kong
 ir@backblaze.com

Press Contact
Renatta Siewert
press@backblaze.com